SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            November 30, 2012

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

  000-22849                                                                          65-0420146

(Commission File Number)                                   (IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954) 917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]             Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]             Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

Item 2.01       Completion of Acquisition or Disposition of Assets

Item 3.02       Unregistered Sales of Equity Securities

            On November 30, 2012 we acquired certain assets and operations of Intella2 Inc., a San Diego-based communications company (“Intella2”). The acquisition included a list of over 2,500 customers as well as software licenses, equipment and network infrastructure and a non-compete. The service capabilities acquired from Intella2 include audio conferencing, web conferencing, text messaging, and voicemail. The Intella2 assets and operations were purchased by Onstream Conferencing Corporation, our wholly owned subsidiary, and will be managed by our Infinite Conferencing division, which specializes in audio and web conferencing.

The total preliminary purchase price was approximately $1.1 million of which we paid approximately $760,000 in cash as of November 30, 2012. The remaining balance is payable in the event of, and to the extent that, eligible revenues for the twelve months ending November 30, 2013 exceed the purchase price payments already made (which were based on 65% of eligible revenues for the twelve months ending August 31, 2012), but subject to the minimum purchase price discussed below. An additional earn out of up to approximately $300,000 would be paid based on 50% of the excess of eligible revenues for the twelve months ending November 30, 2013 over eligible revenues for the twelve months ending August 31, 2012. Eligible revenues exclude free conferencing business revenues and non-recurring revenues and are further defined in the Asset Purchase Agreement dated November 30, 2012. Any additional purchase price payments discussed above will be made in quarterly installments commencing August 31, 2013 and ending May 31, 2014. The minimum total purchase price is $950,000 and the maximum total purchase price is $1,450,000, including broker fees.

The unaudited revenues from the acquired operations for the twelve months ended August 31, 2012 were approximately $1.4 million, including free conferencing business revenues of approximately $300,000.  We have agreed to pay 70% of the future free conferencing business revenues, net of applicable expenses, to Intella2 through November 30, 2017, after which we have agreed to pay Intella2 an amount equal to such payments for the last two months of that period, with no further obligation to Intella2 in that regard. The 70% will be adjusted to 50% if the free conferencing business revenues, net of applicable expenses, are less than $40,000 for two consecutive quarters, and will be adjusted back to 70% if that amount returns to more than $40,000 for two consecutive quarters.

We have determined that the above transaction does not meet the requirements established by the Securities and Exchange Commission for a “significant acquisition”, and therefore no pro-forma or other financial information related to the periods prior to the acquisition is being presented.

On December 3, 2012 we issued a press release announcing that we completed the acquisition of the assets and operations of Intella2, Inc. A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

On November 30, 2012 we received $350,000 pursuant to unsecured promissory notes issued to five investors (the “Intella2 Investor Notes”), bearing interest at 12% per annum and subordinated to our secured debts to Thermo Credit and Rockridge Capital.  Note payments are interest only during the first year, approximately 30% of the principal plus interest during the second year and the remaining principal balance at the end of the second year. We will also pay (i) financing fees in cash of $16,000 to a third-party agent, related to $200,000 of this financing, and (ii) a commission of 100,000 unrestricted common shares to another third-party agent, which is related to the entire $350,000 financing as well as to potential additional financing which may be raised under these terms.

On November 30, 2012, we issued an additional Intella2 Investor Note for $100,000 to one of the five investors in exchange for the satisfaction of a note previously issued by us on March 9, 2012 and still outstanding prior to such exchange. The $100,000 outstanding principal balance on this previously issued note was due in full by March 9, 2013 and was bearing interest at 15% per annum. This investor also purchased and funded $100,000 of the original $350,000 of Intella2 Investor Notes issuance. After this transaction, the total outstanding principal balance of the Intella2 Investor Notes was $450,000 and the amount held by this investor was $200,000.

In connection with the above financing, we will issue to the holders of the Intella2 Investor Notes an aggregate of 180,000 restricted common shares (the “Intella2 Common Stock”), which we have agreed to buy back, under certain terms. The buy-back terms are as follows: If the fair market value of the Intella2 Common Stock is not equal to at least $0.40 per share on the date one (1) year after issuance, we will buy back, to the extent permitted by law, up to 90,000 shares of the originally issued Intella2 Common Stock from the investor at $0.40 per share. If the fair market value of the Intella2 Common Stock is not equal to at least $0.40 per share on the date two (2) years after issuance, we will buy back, to the extent permitted by law, up to 180,000 shares of the originally issued Intella2 Common Stock, less the amount of any shares already bought back at the one year point, from the investor at $0.40 per share. The above only applies to the extent the Intella2 Common Stock is still held by the investor(s) at the applicable dates.

On or about November 30, 2012 we received $175,000 pursuant to unsecured promissory notes issued to four investors (the “Investor Notes”), bearing interest at 12% per annum and subordinated to our secured debts to Thermo Credit and Rockridge Capital. Note payments are interest only during the first year, approximately 30% of the principal plus interest during the second year and the remaining principal balance at the end of the twenty-fifth month. We will also pay a third-party agent financing fees of $14,000 plus 35,000 unrestricted common shares related to this financing.

In connection with the above financing, we will issue to the holders of the Investor Notes an aggregate of 210,000 restricted common shares (the “Common Stock”), of which we have agreed to buy back up to 35,000 shares, under certain terms. The buy-back terms are as follows: If the fair market value of the Common Stock is not equal to at least $0.80 per share on the date one (1) year after issuance, we will buy back, to the extent permitted by law, up to 17,500 shares of the originally issued Common Stock from the investor at $0.80 per share. If the fair market value of the Common Stock is not equal to at least $0.80 per share on the date two (2) years after issuance, we will buy back, to the extent permitted by law, up to 35,000 shares of the originally issued Common Stock, less the amount of any shares already bought back at the one year point, from the investor at $0.80 per share. The above only applies to the extent the Common Stock is still held by the investor(s) at the applicable dates.

On November 30, 2012 we received $200,000 pursuant to a promissory note issued to a single investor and bearing interest at 12% per annum. This note is secured by our assets (but subordinated to our secured debts to Thermo Credit and Rockridge Capital, as well as to other property and equipment liens). The principal, along with accrued interest and an origination fee of $8,000, is repayable in a single balloon payment on March 1, 2013.

The promissory notes and the restricted common shares discussed above were offered and sold without the related offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission promulgated thereunder), in reliance on an exemption set forth in Section 4(2) thereof.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Item 9.01       Financial Statements and Exhibits

(c)        Exhibits

Exhibit No.                                        Description

99.1                                      Press release dated December 3, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    ONSTREAM MEDIA CORPORATION

                                                                                    By: /s/ Robert E. Tomlinson

December 6, 2012                                                         Robert E. Tomlinson, CFO